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                                                                   EXHIBIT 10.44



                                 AMENDMENT NO. 1

                                       TO

                    SECOND AMENDED AND RESTATED AGREEMENT FOR


                       EPI OPERATIONAL MANAGEMENT SERVICES


         THIS AMENDMENT NO. 1 (this "Amendment"), dated as of September 15, 2000 (the "Effective Date"), is made and entered into by and between UBS AG, a corporation organized under the laws of Switzerland ("UBS AG"), and Perot Systems Corporation, a Delaware corporation ("PSC"). As used in this Amendment, "party" means either UBS AG or PSC, as appropriate, and "parties" means UBS AG and PSC, collectively.


                                    RECITALS


         A. Swiss Bank Corporation (a predecessor of UBS AG) and PSC entered into a Second Amended and Restated Master Agreement For EPI Operational Management Services, dated as of June 28, 1998 (the "SBC Warburg EPI Agreement").

         B. The parties desire to amend the SBC Warburg EPI Agreement as set forth below.

         C. Concurrently with the execution of this Amendment, the parties are entering into Amendment No. 1 to Amended and Restated Master Operating Agreement.

         In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AMENDMENTS

1.       DEFINITIONS.

         1.1. A definition of "Additional MDS Services" is hereby added to
Section 3 of the SBC Warburg EPI Agreement to read in its entirety as follows:


                  "Additional MDS Services" means with respect to PSC Market Data Services Agreements (i) acquisition and authorization of Market Data Services from MDS Providers, (ii) business management, financial reporting, contract administration and management related to the MDS Providers, and (iii) authorization, validation and payment of invoices from MDS Providers, all for internal users within the SBC Warburg Division only (i.e. not external customers of the SBC Warburg Division or other third parties). For clarification, "Additional MDS Services" shall apply only to PSC Market Data Services Agreements and shall not apply to any SBC Warburg Market Data Services Agreements that are not assigned or transferred to PSC.





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         1.2. A definition of "Market Data Services" is hereby added to Section
3 of the SBC Warburg EPI Agreement to read in its entirety as follows:

                  "Market Data Services" means the provision of financial and market news and information through electronic media.

         1.3. A definition of "MDS Provider" is hereby added to Section 3 of the SBC Warburg EPI Agreement to read in its entirety as follows:

                  "MDS Provider" means a third party provider of Market Data Services.

         1.4. The term "Moves and Restacks" at Section 3(c) of the SBC Warburg EPI Agreement is deleted in its entirety and replaced with the following:

                  "Moves and Restacks" means the process of relocating the staff of the SBC Warburg division and its contractors within and among the offices of the SBC Warburg Division, including moving Equipment.

         1.5. A definition of "PSC Market Data Services Agreements" is hereby added to Section 3 of the SBC Warburg EPI Agreement to read in its entirety as follows:

                  "PSC Market Data Services Agreements" mean: (i) the Initial Assigned Market Data Services Agreements; (ii) any other SBC Warburg Market Data Services Agreements that are assigned or transferred to PSC pursuant to the terms of this Amendment; and (iii) any agreements approved by the SBC Warburg Division in accordance with Section 3.7 of this Amendment that are entered into between PSC and an MDS Provider under which PSC contracts for Market Data Services on behalf of one or more SBC Warburg Division Members.

         1.6. A definition of "SBC Warburg Market Data Services Agreement" is hereby added to Section 3 of the SBC Warburg EPI Agreement to read in its entirety as follows:

                  "SBC Warburg Market Data Services Agreement" means any existing or future agreement between an SBC Warburg Division Member and an MDS Provider under which one or more SBC Warburg Division Members receives Market Data Services.

         1.7. The term "Services" at Section 3(i) of the SBC Warburg EPI Agreement is deleted in its entirety and replaced with the following:

                  "Services" mean, collectively, the services required for (i) the Operational Management of the EPI of each SBC Warburg Division Member, (ii) the Additional MDS Services, and (iii) the transition of the Network Services and the Additional MDS Services in accordance with this Amendment, including the services described in the Amended and Restated Schedule A hereto.

         1.8. A definition of "Transition Date" is hereby added to Section 3 of the SBC Warburg EPI Agreement to read in its entirety as follows:





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                  "Transition Date" means January 2, 2001 or such other date agreed by the parties in writing, assuming that as of such date each of the following conditions shall have been satisfied: (i) those PSC Network Personnel electing to become employed or retained by the Designated UBS Entity (as hereinafter defined) have transferred to the Designated UBS Entity; and (ii) a sufficient number of SBC Warburg Market Data Services Agreements have been assigned to PSC, in whole or in part, such that the Threshold Amount (as hereinafter defined) is, in the reasonable determination of PSC, expected to be met.

2.       NETWORK SERVICES.

         2.1. REMOVAL OF NETWORK SERVICES. From and after the Transition Date, Network Services (as defined in Amendment No. 1 to the Amended and Restated Master Operating Agreement) shall no longer be included as part of the "Services" or "Scope of Services" that are the subject of the SBC Warburg EPI Agreement, except inasmuch as services related to the Network (as defined in Amendment No. 1 to the Amended and Restated Master Operating Agreement) and Network Services are necessary for PSC to fulfill its obligation to complete the transition of Network Services pursuant to this Amendment (which may include, among other things, the continued provision of certain Network Services pursuant to Section 2.2(g) below). Accordingly, and without limiting the generality of the foregoing, the SBC Warburg EPI Agreement is hereby amended as follows:

         (a) Schedule A of the SBC Warburg EPI Agreement is deleted in its entirety and replaced with the Amended and Restated Schedule A, attached hereto as Exhibit A.

         (b) Section 4 of Schedule F of the SBC Warburg EPI Agreement shall not apply to any Network Services (but shall continue to apply to other Services). The cross-reference to "Section 3(f)" in line two (2) of Section 4 of Schedule F of the SBC Warburg EPI Agreement is hereby corrected to reference "Section 3(g)."

Except as otherwise provided herein, this Amendment shall not affect any rights or obligations of the parties under the SBC Warburg EPI Agreement in connection with any Network Services provided by Perot Systems prior to the completion of the transition of Network Services.

    2.2. TRANSITION OF NETWORK SERVICES.

         (a) Network Transition. During the period beginning on the Effective Date (or such earlier date as the parties may mutually agree upon), the parties shall plan, prepare for and conduct the transition of Network Services to an SBC Entity, as designated by UBS AG (the "Designated UBS Entity"), in accordance with the Network Transition Plan (the "Network Transition"). For purposes of this Amendment, "Designated UBS Entity" shall mean UBS AG until such time as UBS AG designates another Designated UBS Entity in a written notice to PSC. PSC's responsibilities with respect to the Network Transition shall include:

               (i) Developing, together with the Designated UBS Entity, a plan for the orderly transition of performance of Network Services from PSC to the Designated UBS Entity;



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               (ii) Maintaining, in accordance with the SBC Warburg EPI
Agreement, the Network Services provided by the operations being transitioned;

               (iii) Providing all information in PSC's control that is reasonably requested by the Designated UBS Entity relating to the Network and PSC's provision of Network Services;

               (iv) Providing reasonable training requested by the Designated UBS Entity relating to the performance of the Network Services;

               (v) Providing the Designated UBS Entity (and its contractors, consultants and agents) access to and use of the Equipment, Systems, personnel, data, documentation and other resources and material that PSC uses to provide Network Services, to the extent such access and use will not have a material negative impact on PSC's ability to (i) provide the Services in accordance with the SBC Warburg EPI Agreement or (ii) meet the PSC Costs Budget; and

               (vi) Otherwise providing the ongoing assistance referenced in subsection (g) of this Section 2.2 in order to allow the Network Services to continue and to facilitate the orderly transfer of responsibility for performance of the Network Services, including performing such transition tasks as are necessary to enable the Designated UBS Entity to provide Network Services for itself following the Network Transition.

     (b) Network Transition - UBS AG Responsibilities. UBS AG's responsibilities with respect to the Network Transition shall include:

               (i) Developing, together with PSC, a plan for the orderly transition of performance of Network Services from PSC to the Designated UBS Entity; and

               (ii) Participating in the Network Transition in a manner that does not have a material negative impact on PSC's ability to (i) provide the Services in accordance with the SBC Warburg EPI Agreement or (ii) meet the PSC Costs Budget.

     (c) Network Transition Plan. The Network Transition shall be conducted in accordance with a written plan developed by UBS AG and PSC which shall, among other things: (1) provide for Network Services to be fully transitioned by January 2, 2001; (2) describe the schedule and respective roles and responsibilities of the parties in undertaking the Network Transition; and (3) provide such other information, planning and tasks as are necessary to ensure that the Network Transition takes place on schedule and without disruption to the business operations of the SBC Warburg Division or PSC's ability to provide the Services in accordance with the SBC Warburg EPI Agreement (the "Network Transition Plan"). The parties shall use all commercially reasonable efforts to finalize the Network Transition Plan no later than sixty (60) days following the Effective Date. PSC and UBS AG each will use all commercially reasonable efforts to perform the tasks required of it by the Network Transition Plan.

     (d) Personnel.





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               (i) The Designated UBS Entity shall offer full-time employment to all PSC employees listed as "Associates" in Exhibit C ("PSC Network Employees"), with such employment to commence in accordance with the Network Transition Plan. In addition, the Designated UBS Entity shall offer to retain as independent contractors the individuals listed as "Contractors" in Exhibit C ("PSC Network Contract Personnel"), with such engagements to commence in accordance with the Network Transition Plan. PSC Network Employees and PSC Network Contract
Personnel are referred to herein collectively as "PSC Network Personnel."

               (ii) The Rules of Engagement, attached hereto as Exhibit B, set forth the period of time during which offers of employment will be made and accepted and the procedures to be followed for making and accepting such offers, as well as the procedures to be followed for transferring PSC Network Contract Personnel.

               (iii) PSC shall cooperate in facilitating the hiring process to the extent reasonably practicable, but shall in no event require PSC Network Employees to terminate their employment relationship with PSC. In the case of PSC Network Contract Personnel, PSC shall use all commercially reasonable efforts to obtain any required consents and otherwise cooperate in the transfer or assignment to the Designated UBS Entity of the contractor agreement(s), but shall in no event require PSC Network Contract Personnel to terminate their relationship with PSC as independent contractors. Among other things, PSC shall provide: (1) information on salary and benefits structures for the PSC Network Employees, or, in the case of PSC Network Contract Personnel, the terms and conditions of the contractor agreement(s); (2) a current organizational chart by individual PSC Network Personnel; (3) information on any personnel resource requirements for Operational Management of the Network that are not being satisfied by PSC Network Personnel; and (4) any other information reasonably requested by the Designated UBS Entity. Subject to Subparagraph (iv) below, no member of the PSC Group shall offer any PSC Network Personnel other positions within the PSC Group pending completion of the offer and acceptance process.

               (iv) In accordance with the Rules of Engagement section of the Network Transition Plan, PSC may offer positions within the PSC Group to the PSC Network Employees designated as "Potential Candidates" in Exhibit C.

               (v) In the event that on December 22, 2000 (A) the Designated UBS Entity has in place valid written commitments from seventy-five percent (75%) of the PSC Network Personnel to transfer to the Designated UBS Entity (the "Transfer Commitment Goal"), as reported by UBS AG in a format conforming to Exhibit C, and (B) the parties have in place written consents from MDS Providers consenting to the assignment, in whole or in part, of a sufficient number of SBC Warburg Market Data Services Agreements such that the Threshold Amount for Additional MDS Services is, in the reasonable determination of Perot Systems, expected to be met (the "MDS Assignment Consent Goal"), UBS AG shall pay to PSC a cash bonus in the amount of Three Million Dollars ($3,000,000) on or before December 25, 2000. PSC shall use all commercially reasonable efforts to assist UBS AG and the Designated UBS Entity in achieving the Transfer Commitment Goal and MDS Assignment Consent Goal.

               (vi) Each party shall perform its obligations relating to the transfer of the PSC Network Personnel such that the transfer of the PSC Network Personnel shall be in







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compliance with all local laws. UBS AG and PSC each shall be responsible for ensuring that all required regulatory filings, within its scope of responsibility for the transfer, are made to facilitate such staff transfer. UBS AG and PSC shall coordinate such filings to ensure compliance.

               (vii) Neither Section 11.3 of the Amended and Restated Master Operating Agreement nor Section 4.6 of the Master Agreement shall apply to the offers of employment described in this Section 2.2(d).

         (e) PSC Software. PSC represents that Exhibit D attached hereto includes a complete list of the Licensed PSC Programs used by PSC in providing the Network Services. PSC hereby grants to UBS AG a license to use the Licensed PSC Programs in accordance with Section 4.3 of the Amended and Restated Master Operating Agreement as if the Network Transition was a termination of the SBC Warburg EPI Agreement as contemplated by Section 4.3. The license granted hereby is assignable by UBS AG to the Designated UBS Entity with notice to PSC.

         (f) Equipment, Service Contracts, Facilities and Third Party Software. PSC represents to UBS AG that:

               (i) PSC is not using any computer-related or communications equipment that is owned or leased by a PSC Entity (as defined in Section 1.1(v) of the Amended and Restated Master Operating Agreement) as part of the Network or to provide Network Services;

               (ii) no agreements with third parties under which services are provided by such third parties with respect to the Network, including agreements with telecommunications carriers for the transport of voice and data traffic and provision of local service, are in the name of a PSC Entity;

               (iii) PSC is not performing any Network Services at PSC Facilities; and

               (iv) PSC is not using any licensed or leased PSC System (as defined in Section 1.1(x) of the Amended and Restated Master Operating Agreement) as part of the Network or to provide Network Services.

     (g) Ongoing Assistance. PSC shall continue to provide, and UBS AG shall be obligated to reimburse PSC for, any Network Services that are not fully transitioned by the Transition Date until the Network Transition is completed. Such continuing services shall include making any and all PSC Network Personnel who do not accept offers of employment with the Designated UBS Entity available to UBS AG to continue performing Network Services until the Designated UBS Entity notifies PSC that such PSC Network Personnel are no longer needed to perform the Network Services; provided, however, that PSC shall not be in violation of this obligation if it is unable to make particular PSC Network Personnel available to the Designated UBS Entity due to the death, disability or termination of employment of such PSC Network Personnel. All costs incurred by PSC in providing this ongoing assistance will be PSC Costs in addition to those reflected in the 2000 PSC Costs Budget.




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3.       MARKET DATA SERVICES.

         3.1. ADDITIONAL MDS SERVICES. From and after the Transition Date, in addition to those Services PSC currently provides with respect to Market Data Services as part of the Scope of Services, PSC shall also be responsible for the Additional MDS Services in accordance with the terms of the SBC Warburg EPI Agreement. Accordingly, and without limiting the generality of the foregoing, Schedule A of the Warburg EPI Agreement is deleted in its entirety and replaced with the Amended and Restated Schedule A, attached hereto as Exhibit A.

         3.2. TRANSITION OF MARKET DATA SERVICES.

          (a) Transition. During the period beginning on the Effective Date (or such earlier date as the parties may mutually agree upon), the parties shall plan, prepare for and conduct the transition of the Additional MDS Services to PSC in accordance with the MDS Transition Plan (the "MDS Transition").

          (b) MDS Transition Plan. The MDS Transition shall be conducted in accordance with a written plan developed by UBS AG and PSC which shall, among other things: (1) provide for assigning the Initial Assigned Market Data Services Agreements by January 2, 2001 (subject to obtaining required consents from the applicable MDS Providers); (2) describe the schedule and respective roles and responsibilities of the parties in undertaking the MDS Transition; and
(3) provide such other information, planning and tasks as are necessary to ensure that the MDS Transition takes place on schedule and without disruption to the business operations of the SBC Warburg Division or PSC's ability to provide the Services in accordance with the SBC Warburg EPI Agreement (the "MDS Transition Plan"). The parties shall use all commercially reasonable efforts to finalize the MDS Transition Plan no later than sixty (60) days following the Effective Date. PSC and UBS AG each will use all commercially reasonable efforts to perform the tasks required of it by the MDS Transition Plan.

          (c) Personnel.

               (i) A PSC Entity designated by PSC (each, a "Designated PSC Entity") shall offer full-time employment to the individuals listed in Exhibit E attached hereto ("SBC Warburg Division MDS Employees"), with such employment to commence in accordance with the MDS Transition Plan. UBS and PSC agree that a total of seven (7) personnel are required to satisfy personnel resource requirements related to the Additional MDS Services. In addition to the SBC Warburg Division MDS Employees, and in replacement thereof in the event one or both of such employees does not accept employment with PSC, the parties agree that a Designated PSC Entity will attempt to hire additional personnel, to a total of seven (7) personnel, in order to satisfy personnel resource requirements referenced above related to the Additional MDS Services.

               (ii) UBS AG and the SBC Warburg Division shall cooperate in facilitating the hiring process to the extent reasonably practicable, but shall in no event require individuals to terminate their employment relationship with the SBC Warburg Division. Among other things, UBS and the SBC Warburg Division shall provide: (1) information on salary and benefits structures for the SBC Warburg Division MDS Employees; (2) a current organizational




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chart by individual SBC Warburg Division MDS Employees; (3) information on any personnel resource requirements for managing the provision of Additional MDS Services that are not being satisfied by the SBC Warburg Division MDS Employees; and (4) any other information reasonably requested by PSC. No member of the SBC Group shall offer any SBC Warburg Division MDS Employees other positions within the SBC Group pending completion of the offer and acceptance process as referenced in the MDS Transition Plan.

               (iii) Each party shall perform its obligations relating to the transfer of the SBC Warburg Division MDS Employees such that the transfer of the SBC Warburg Division MDS Employees shall be in compliance with all local laws. UBS AG and PSC each shall be responsible for ensuring that all required regulatory filings, within its scope of responsibility for the transfer, are made to facilitate such staff transfer. The parties shall coordinate such filings to ensure compliance.

               (iv) Section 11.3 of the Amended and Restated Master Operating Agreement shall not apply to the offers of employment described in this Section 3.2(c).

         (d) Market Data Services Agreements. Subject to obtaining required consents from the applicable MDS Providers, UBS AG shall assign (or cause the applicable SBC Group members to assign) to PSC a sufficient number of the SBC Warburg Market Data Services Agreements, in whole or in part, such that the total amount of PSC Costs that PSC would reasonably expect to charge under the SBC Warburg EPI Agreement with respect to the Additional MDS Services would be equal to or greater than $35,200,000 (Thirty Five Million Two Hundred Thousand U.S. Dollars) per annum (the "Threshold Amount"). The parties will cooperate in obtaining all required consents from all MDS Providers. The SBC Warburg Market Data Services Agreements transferred to PSC pursuant to this Section 3.2(d) are referred to herein collectively as the "Initial Assigned Market Data Services Agreements."

         (e) Ongoing Assistance. After the Transition Date, UBS AG shall make available to PSC, free of charge, SBC Warburg Division MDS Employees who do not accept employment with a Designated PSC Entity to continue performing the Additional MDS Services until PSC notifies UBS AG that such employees are no longer needed to perform the Additional MDS Services; provided, however, that UBS AG shall not be in violation of this obligation if it is unable to make a particular SBC Warburg Division MDS Employee available to the Designated PSC Entity due to the death, disability or termination of employment of such employee.

         3.3. ASSIGNMENT OF ADDITIONAL MARKET DATA SERVICES AGREEMENTS AFTER TRANSITION.

         (a) During the period beginning on the Transition Date and ending June 30, 2002, the parties will meet quarterly to discuss the assignment, in whole or in part, of additional SBC Warburg Market Data Services Agreements (i.e. beyond the Initial Market Data Services Agreements assigned to PSC pursuant to Section 3.2(d) above) to PSC. In the event that PSC has satisfied the factors set forth in Exhibit F (the "MDS Compliance Requirements") on a consistent basis through the date of the proposed assignment, UBS AG will assign (or cause the applicable SBC Group members to assign) to PSC, in whole or in part, any SBC Warburg





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Market Data Services Agreements that PSC desires to assume, subject to obtaining required consents from the applicable MDS Providers to the assignment of such SBC Warburg Market Data Services Agreements on terms identical in all material respects to those in the applicable SBC Warburg Market Data Services Agreement, or otherwise on terms reasonably acceptable to UBS AG and PSC. UBS AG will use commercially reasonable efforts, including without limitation the direct involvement of the UBS Relationship Manager (as defined in Section 6.1 of the Amended and Restated Master Operating Agreement) and the UBS Operational Manager (as defined in Section 6.2 of the Amended and Restated Master Operating Agreement) with the applicable MDS Providers, to obtain such consents. PSC will cooperate with UBS in obtaining required consents from MDS Providers.

         (b) Beginning July 1, 2002, PSC may from time to time request that UBS AG assign, in whole or in part, additional SBC Warburg Market Data Services Agreements (i.e. beyond the SBC Warburg Market Data Services Agreements assigned to PSC pursuant to Section 3.2(d) above and Paragraph (a) above) to PSC. In the event that PSC has satisfied the MDS Compliance Requirements set forth in Exhibit F on a consistent basis through the date of the proposed assignment, UBS AG will assign (or cause the applicable SBC Group members to assign) to PSC, in whole or in part, any SBC Warburg Market Data Services Agreements that PSC desires to assume, subject to obtaining required consents from the applicable MDS Providers to the assignment of such SBC Warburg Market Data Services Agreements on terms identical in all material respects to those in the applicable SBC Warburg Market Data Services Agreement, or otherwise on terms reasonably acceptable to UBS AG and PSC. UBS AG will use commercially reasonable efforts, including without limitation the direct involvement of the UBS Relationship Manager (as defined in Section 6.1 of the Amended and Restated Master Operating Agreement) and the UBS Operational Manager (as defined in
Section 6.2 of the Amended and Restated Master Operating Agreement) with the applicable MDS Providers, to obtain such consents. PSC will cooperate with UBS in obtaining required consents from MDS Providers.

         (c) From and after the Transition Date, in the event that UBS AG desires to enter into a new agreement for the provision of Market Data Services for the benefit of the SBC Warburg Division, PSC will have the right to enter into such agreement in PSC's name, provided that (A) PSC has satisfied the MDS Compliance Requirements set forth in Exhibit F on a consistent basis through the date the new agreement is to be executed, and (B) PSC complies with the provisions of Sections 3.7 and 3.8 below in negotiating and entering into such agreement.

         (d) The obligations of UBS AG to assign (or cause the applicable SBC Group member to assign) SBC Warburg Market Data Services Agreements to PSC, and to permit PSC to enter into new agreements for the provision of Market Data Services for the benefit of SBC Group members in PSC's name, are limited to those obligations set forth in Section 3.2 above and this Section 3.3.

    3.4. MARKET DATA SERVICES SOFTWARE. So long as PSC's ability to manage the Additional MDS Services is not adversely impacted either operationally or as it relates to PSC's ability to satisfy the MDS Compliance Requirements, UBS AG or one or more SBC Warburg Division Members designated by UBS AG shall be named as the licensee of any software



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provided by MDS Providers under any agreements for Market Data Services entered into between PSC and an MDS Provider (but, unless negotiated by UBS AG, not including the Initial Assigned Market Data Services Agreements or other SBC Warburg Market Data Services Agreements that are assigned or transferred to
PSC).

     3.5. MANAGEMENT OF MARKET DATA SERVICES AGREEMENTS. The SBC Warburg Division shall be the ultimate recipient of the products and services provided under all PSC Market Data Services Agreements. Accordingly, all PSC Market Data Services Agreements shall be managed by PSC for the benefit of UBS AG and the SBC Warburg Division. All costs incurred under such agreements (but not including any costs for which any member of the SBC Group is entitled to be indemnified under Section 3.9(a) below) will be PSC Costs.

     3.6. CHANGES TO PSC MARKET DATA SERVICES AGREEMENTS. As part of providing the Additional MDS Services, PSC shall negotiate and use all commercially reasonable efforts to cause to be implemented in a timely manner any changes requested or approved by UBS AG to any PSC Market Data Services Agreement, including changes to products, pricing and other terms and conditions. The negotiation and implementation of any such changes shall be a collaborative effort by PSC and UBS AG. UBS AG shall have the right to participate in such negotiations. No changes (including without limitation the exercise by PSC of renewal options to extend the contract term) shall be made to any PSC Market Data Services Agreement without the prior written approval of UBS AG (which approval may be granted or withheld in its sole discretion).

     3.7. NEW PSC MARKET DATA SERVICES AGREEMENTS. As part of providing the Additional MDS Services, PSC shall, at the request, or upon the approval, of UBS AG, negotiate and use all commercially reasonable efforts to enter into in a timely manner new PSC Market Data Services Agreements with suppliers approved by UBS AG. The negotiation of any new PSC Market Data Services Agreement shall be a collaborative effort by PSC and UBS AG. UBS AG shall have the right to participate in such negotiations. No new PSC Market Data Services Agreements shall be entered into without the prior written approval of UBS AG (which approval may be granted or withheld in its sole discretion).

     3.8. ASSIGNMENTS BACK TO SBC WARBURG DIVISION. Notwithstanding anything herein to the contrary, all agreements for Market Data Services entered into between PSC and an MDS Provider (but, unless negotiated by UBS AG, not including the Initial Assigned Market Data Services Agreements or other SBC Warburg Market Data Services Agreements that are assigned or transferred to PSC) shall expressly permit the assignment of such agreements to UBS AG (or any SBC Warburg Division Member designated by UBS AG) upon the expiration or termination of the Warburg EPI Agreement with respect to the Additional MDS Services. UBS AG shall not be required to assign, in whole or in part, any SBC Warburg Market Data Services Agreement to PSC unless and until the MDS Provider agrees to permit the assignment of such agreement back to UBS AG (or any SBC Warburg Division Member designated by UBS AG) upon the expiration or termination of the Warburg EPI Agreement with respect to Additional MDS Services. At UBS AG's request upon the expiration or termination of the SBC Warburg EPI Agreement with respect to the Additional MDS Services, PSC shall promptly assign all PSC Market Data Services Agreements to UBS AG (or any SBC Warburg Division Member designated by UBS AG), subject to obtaining the consent of the MDS Providers with respect to





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those SBC Warburg Market Data Services Agreements assigned to PSC for which UBS
AG did not negotiate the right to such assignment back to UBS AG.

     3.9. INDEMNITIES.

          (a) By PSC. PSC agrees to indemnify, defend and hold harmless the members of the SBC Group from any and all claims, actions, damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of any of the following: (i) any failure of PSC to observe or perform any duties or obligations to be observed or performed by PSC under any PSC Market Data Services Agreement, provided that with respect to any SBC Warburg Market Data Services Agreement assigned to PSC by an SBC Warburg Division Member, this indemnity shall apply only with respect to such failures by PSC (A) occurring on or after the effective date of assignment of such SBC Warburg Market Data Services Agreement, and (B) relating to those portions of the SBC Warburg Market Data Services Agreement assigned to PSC; (ii) any failure by PSC to obtain UBS AG's approval as required under Section 3.6 above prior to making any change to a PSC Market Data Services Agreement; and (iii) any failure by PSC to obtain UBS AG's approval as required under Section 3.7 above prior to entering into a new PSC Market Data Services Agreement.

          (b) By UBS AG. UBS AG agrees to indemnify, defend and hold harmless the members of the PSC Group from any and all claims, actions, damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of any failure of the SBC Warburg Division to observe or perform any duties or obligations to be observed or performed by the SBC Warburg Division (i) prior to the effective date of assignment under any SBC Warburg Market Data Services Agreement assigned to PSC; and (ii) after the effective date of the assignment of the SBC Warburg Market Data Services Agreement to PSC relating to those portions of the agreement not assigned to PSC.

          (c) Indemnification Procedures. The indemnification procedures set forth in Section 10.5 of the Amended and Restated Master Operating Agreement shall apply to any third party claim that is subject to the indemnities set forth in this Section 3.9.

4.       FINANCIAL.

          4.1. TRANSITION COSTS. UBS AG shall bear all reasonable, documented costs incurred by PSC that are directly associated with the transition of Network Services and Market Data Services in accordance with this Amendment, including the preparation and execution of the Network Transition Plan and MDS Transition Plan, the transfer of PSC Network Personnel and SBC Warburg Division MDS Personnel, the assignment of the Initial Market Data Services Agreements and PSC legal costs. All costs incurred by PSC in providing this ongoing assistance will be PSC Costs in addition to those reflected in the 2000 PSC Costs Budget.

          4.2. TRANSFER COMMITMENT GOAL BONUS. As provided in Section 2.2(d)(v) above, in the event that the Transfer Commitment Goal and MDS Assignment Consent Goal have been attained and are in place on December 22, 2000, UBS AG shall pay to PSC a cash bonus in the amount of Three Million Dollars ($3,000,000) on or before December 25, 2000.

     4.3. MARKET DATA SERVICES. Costs incurred by PSC with respect to the Additional MDS Services shall be treated as PSC Costs and determined in the same manner as other PSC Costs. The 2000 PSC Costs Budget shall be adjusted accordingly for such costs.

     4.4. ANNUAL PROFIT AMOUNT. There shall be no change in the Annual Profit Amount under Schedule F to the SBC Warburg EPI Agreement as a result of the removal of Network Services or the addition of the Additional MDS Services.

     4.5. DISCOUNT ON OTHER SERVICES. There shall be a fifty percent (50%) reduction of the profit otherwise chargeable on any services performed for the SBC Warburg Division by PSC (or any wholly-owned subsidiary) outside of the SBC Warburg EPI Agreement. This discount shall apply until the SBC Warburg Division has received an aggregate discount of Three Million Dollars ($3,000,000) over the remaining term of the SBC Warburg EPI Agreement. This discount shall not apply to:

          (a) "Additional Services" as defined in the June 16, 2000 letter between UBS AG and PSC which are currently committed under Project Agreements; or

          (b) services performed directly by HPS Perot for the SBC Warburg Division; provided, however, that it is understood and agreed that the use of subcontractors (including HPS Perot) by PSC will not affect the applicability of the discount.

     4.6. ADJUSTMENTS TO BUDGET. The parties acknowledge that PSC's cost budget for the performance of services under the EPI will require adjustment for the current year and 2001 as a result of the transaction provided for herein.

5.       PERFORMANCE METRICS.

     5.1. PENALTY POOL. The term "Penalty Pool" at Section 1(b) of Schedule G of the SBC Warburg EPI Agreement is deleted in its entirety and replaced with the following:

          "Penalty Pool" is, with respect to any Budget Period during the term of this EPI Agreement, an amount equal to thirteen percent (13%) of the Annual Profit Amount.

     5.2. REWARD POOL. The term "Reward Pool" at Section 1(d) of Schedule G of the SBC Warburg EPI Agreement is deleted in its entirety and replaced with the following:

          "Reward Pool" is, with respect to any Budget Period during the term of this EPI Agreement, an amount equal to thirteen percent (13%) of the Annual Profit Amount.

6.       TERMINATION OF AMENDMENT.

         Prior to the Transition Date, (i) UBS AG shall have the right to terminate this Amendment, in its sole discretion, if the Transfer Commitment Goal is not met on December 22, 2000, and (ii) PSC shall have the right to terminate this Amendment, in its sole discretion, if the MDS Assignment Consent Goal is not met on December 22, 2000. If this Amendment is terminated pursuant to this Section 6, neither party shall have any further rights or obligations under this Amendment and the amendments set forth herein to the SBC Warburg EPI Agreement shall cease to be effective.

7.       MISCELLANEOUS.

     7.1. Any capitalized terms not defined herein shall have the meaning given them in the SBC Warburg EPI Agreement.

     7.2. The section headings used in this Amendment are for reference and convenience only and shall not enter into the interpretation of this Amendment.

     7.3. The terms and conditions set forth in this Amendment shall be deemed a part of the SBC Warburg EPI Agreement for all purposes. In the event of a conflict or inconsistency between the terms and conditions set forth in this Amendment and those set forth in the SBC Warburg EPI Agreement, the terms and conditions of this Amendment shall prevail.

     7.4. Except as provided in this Amendment, the SBC Warburg EPI Agreement shall remain unchanged and in full force and effect.

     7.5. This Amendment may be executed in several counterparts, all of which taken together constitute one single agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed by their duly authorized representatives all as of the day and year first above written.


UBS AG                                    PEROT SYSTEMS CORPORATION



By:  /s/ Patrick O'Donnell                By:  /s/ James A. Champy
   --------------------------------          -----------------------------
Title:  Managing Director                 Title:  Vice President

By:  /s/ Robert B. Mills
   --------------------------------
Title:  Managing Director and CFO



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